Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods Ended December 31, 2005

Newton, MA (February 15, 2006): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and year ended December 31, 2005.

Results for the quarter ended December 31, 2005:

Net income available for common shareholders was $32.2 million for the quarter ended December 31, 2005, compared to $30.5 million for the same quarter last year. Net income available for common shareholders per share (EPS) for the quarters ended December 31, 2005 and 2004 was $0.15 and $0.17, respectively.

Funds from operations (FFO) available for common shareholders for the quarter ended December 31, 2005, were $62.6 million, or $0.30 per share. This compares to FFO available for common shareholders for the quarter ended December 31, 2004, of $56.0 million, or $0.32 per share.

The weighted average number of common shares outstanding totaled 209,860,625 and 177,316,525, for the quarters ended December 31, 2005 and 2004, respectively.

Results for the year ended December 31, 2005:

Net income available for common shareholders was $119.0 million for the year ended December 31, 2005, compared to $116.8 million for the same period last year. Net income available for common shareholders per share (EPS) for the year ended December 31, 2005 and 2004 was $0.60 and $0.66, respectively.

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Funds from operations (FFO) available for common shareholders for the year ended December 31, 2005, were $249.1 million, or $1.26 per share. This compares to FFO available for common shareholders for the year ended December 31, 2004, of $215.2 million, or $1.22 per share.

The weighted average number of common shares outstanding totaled 197,831,369 and 176,156,909, for the year ended December 31, 2005 and 2004, respectively.

Occupancy and Leasing Results:

As of December 31, 2005, 94.3% of HRPT’s total square feet was leased, compared to 93.0% leased as of December 31, 2004.

HRPT signed new leases for 538,000 square feet and lease renewals for 774,000 square feet during the quarter ended December 31, 2005, for weighted average rental rates that were 5% above prior rents.

Average lease terms for leases signed during the fourth quarter of 2005 were 9.4 years. Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended December 31, 2005 totaled $10.23 per square foot on a weighted average basis.

Investing Activities:

During the fourth quarter of 2005, HRPT acquired three portfolios of properties with 903,000 square feet of office space for $161.9 million, plus closing costs.

Conference Call:

On Wednesday, February 15, 2006, at 11:00 a.m. Eastern Time, Adam Portnoy, executive vice president, and John Popeo, chief financial officer, will host a conference call to discuss the fourth quarter 2005 results.

The conference call telephone number is (800) 818-5264. Participants calling from outside the United States and Canada should dial (913) 981-4910. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through February 21, 2006. To hear the replay, dial (719) 457-0820. The replay pass code is 1292942.

A live audio webcast of the conference call will also be available in a listen only mode on HRPT’s web site, which is located at www.hrpreit.com. Participants wanting to access the webcast should visit the company’s web site about five minutes before the call. The archived webcast will be available for replay on HRPT’s web site for about one week after the call.

Supplemental Data:

A copy of HRPT’s Fourth Quarter 2005 Supplemental Operating and Financial Data is available for download at HRPT’s web site.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States. As of December 31, 2005, HRPT owned 442 properties with 55.0 million square feet, including almost 18 million square feet of leased industrial and commercial lands in Oahu, HI. HRPT is headquartered in Newton, Massachusetts.

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HRPT Properties Trust

Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004

Rental income	$186,066	$167,388	$710,758	$600,756

Expenses:
Operating expenses	73,738	64,887	270,308	227,291
Depreciation and amortization	35,578	33,017	136,307	111,986
General and administrative	7,016	6,696	30,446	25,170
Total expenses	116,332	104,600	437,061	364,447
Operating income	69,734	62,788	273,697	236,309

Interest income	201	184	1,490	638
Interest expense (including amortization of note discounts and premiums and deferred financing fees of $763, $755, $2,488 and $4,341, respectively)	(37,696)	(35,363)	(143,663)	(118,212)
Loss on early extinguishment of debt	—	—	(168)	(2,866)
Equity in earnings of equity investments	4,412	4,322	14,352	15,457
Gain on sale of shares of equity investments (1)	5,522	6,745	5,522	21,550
Gain on issuance of shares by equity investees (1)	1,533	3,396	6,241	8,436
Income from continuing operations	43,706	42,072	157,471	161,312
(Loss) income from discontinued operations	—	(79)	(79)	1,517
Gain on sale of properties	—	—	7,592	—
Net income	43,706	41,993	164,984	162,829
Preferred distributions	(11,500)	(11,500)	(46,000)	(46,000)
Net income available for common shareholders	$32,206	$30,493	$118,984	$116,829

Calculation of Funds from Operations, or FFO: (2)
Net income	$43,706	$41,993	$164,984	$162,829
Plus: depreciation and amortization	35,578	33,097	136,483	112,380
Loss on early extinguishment of debt:
Add: amount included in total expenses	—	—	168	2,866
Less: portion settled in cash	—	—	(168)	—
Less: gain on sale of properties	—	—	(7,592)	—
Less: gain on sale of shares of equity investments	(5,522)	(6,745)	(5,522)	(21,550)
Less: gain on issuance of shares by equity investees	(1,533)	(3,396)	(6,241)	(8,436)
Less: equity in earnings of equity investments	(4,412)	(4,322)	(14,352)	(15,457)
Plus: FFO from equity investments	6,238	6,866	27,314	28,573
FFO	74,055	67,493	295,074	261,205
Less: preferred distributions	(11,500)	(11,500)	(46,000)	(46,000)
FFO available for common shareholders	$62,555	$55,993	$249,074	$215,205

Weighted average common shares outstanding	209,861	177,317	197,831	176,157

Per common share:
Income from continuing operations	$0.15	$0.17	$0.56	$0.65
Net income available for common shareholders	0.15	0.17	0.60	0.66
FFO available for common shareholders	0.30	0.32	1.26	1.22
Common distributions paid	0.21	0.21	0.84	0.82

(1)           We account for our common share investments in Senior Housing Properties Trust, or Senior Housing, and Hospitality Properties Trust, or Hospitality Properties, using the equity method of accounting. During 2005, we sold 950 of our Senior Housing common shares for gains of $5,522 and in 2004 we sold 4,148 of our Senior Housing common shares for gains of $21,550. In addition, we recognized gains of $6,241 and $8,436 during the years ended December 31, 2005 and 2004, respectively, as a result of share issuances by Senior Housing and Hospitality Properties at prices above our per share carrying value.

(2)           We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt unless settled in cash. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gains or losses on sales of properties, FFO can facilitate a comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	December 31,
	2005	2004
		(audited)
ASSETS
Real estate properties:
Land	$1,081,635	$928,106
Buildings and improvements	4,154,466	3,756,963
	5,236,101	4,685,069
Accumulated depreciation	(549,208)	(454,411)
	4,686,893	4,230,658
Acquired real estate leases	161,787	149,063
Equity investments in former subsidiaries	194,297	207,804
Cash and cash equivalents	19,445	21,961
Restricted cash	18,348	22,257
Rents receivable, net of allowance for doubtful accounts of $3,767 and $4,594, respectively	145,385	113,504
Other assets, net	101,012	68,083
Total assets	$5,327,167	$4,813,330

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$256,000	$175,000
Senior unsecured debt, net	1,889,991	1,739,624
Mortgage notes payable, net	374,165	440,407
Accounts payable and accrued expenses	80,125	67,716
Acquired real estate lease obligations	38,987	39,843
Rent collected in advance	17,858	15,208
Security deposits	13,679	11,920
Due to affiliates	10,876	16,418
Total liabilities	2,681,681	2,506,136

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series A preferred shares; 9 7/8% cumulative redeemable at par on February 22, 2006; 8,000,000 shares issued and outstanding, aggregate liquidation preference $200,000	193,086	193,086
Series B preferred shares; 8 3/4% cumulative redeemable at par on September 12, 2007; 12,000,000 shares issued and outstanding, aggregate liquidation preference $300,000	289,849	289,849
Common shares of beneficial interest, $0.01 par value:
250,000,000 shares authorized; 209,860,625 and 177,316,525 shares issued and outstanding, respectively	2,099	1,773
Additional paid in capital	2,779,159	2,394,946
Cumulative net income	1,452,774	1,287,790
Cumulative common distributions	(1,894,818)	(1,729,587)
Cumulative preferred distributions	(176,663)	(130,663)
Total shareholders’ equity	2,645,486	2,307,194
Total liabilities and shareholders’ equity	$5,327,167	$4,813,330